UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Stony Hill Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55523

(Commission File Number)

81-1699502

(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(Address of principal executive offices)(Zip Code)

(310) 356-7374

Registrant’s telephone number, including area code

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On May 31, 2017, Stony Hill Corp., a Nevada corporation (the “Company”), announced it had entered into a Subscription Agreement (the “Agreement”), with Hightimes Holding Corp., a Delaware corporation (“Hightimes”), pursuant to which, the Company acquired 59,524 shares of Class A Common Stock of Hightimes, at a purchase price of $4.20 per share, for an aggregate purchase price of $250,000. The Class A Common Stock of Hightimes has voting rights.

The 59,524 shares of Common Stock represent less than 5% of the equity securities of Hightimes, and the Company has no agreement, arrangement or understanding with Hightimes or any holder of securities of Hightimes with respect to the operations or management of Hightimes.

The Company understands that Hightimes has entered into a definitive stock purchase agreement dated as of December 12, 2016, to purchase 100% of the capital stock of Trans-High Corporation. Additionally, Hightimes owns Hight Times Magazine and hosts festivals, events and competitions including the High Times Cannabis Cup and multiple e-commerce properties, including HighTimes.com, CannabisCup.com and 420.com.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stony Hill Corp.

Date: June 1, 2017	By:	/s/ John Brady
	Name:	John Brady
	Title:	Secretary

3